Series 1
72DD1/72DD2
Class A $23, Class C $14, Class I $ 1,259
73A1/73A2
Class A $0.2790, Class C $ 0.214, Class I $0.303
74U1/74U2
Class A 87, Class C 65, Class I 4,218
74V1/74 V2
Class A $8.91, Class C $8.89, Class I $8.92
Series 2
72DD1/72DD2
Class A $1, Class C $0, Class I $87
73A1/73A2
Class A $0.0160, Class C $0, Class I $0.02720
74U1/74U2
Class A 75, Class C 18, Class I 3,200
74V1/74V2
Class A $9.29, Class C $9.20, Class I $9.32
Series 3
72DD1/72DD2
Class A $19, Class C $2 , Class I $155 , Class R6 $0
73A1/73A2
Class A $0.022, Class C $0.012, Class I $0.026 Class R6 $0.026
74U1/74U2
Class A 1,317, Class C 324, Class I 8,050 Class R6 10

74V1/74V2
Class A $9.69, Class C $9.60, Class I $9.73 Class R6 $9.73
Series 4
72DD1/72DD2
Class A $28, Class C $7, Class I $ 1,036
73A1/73A2
Class A $0.3758, Class C $0.3031, Class I $0.4012
74U1/74U2
Class A 193, Class C 35, Class I 2,717
74V1/74V2
Class A $9.75, Class C $9.75, Class I $9.75
Series 5
72DD1/72DD2
Class A $0, Class C $0, Class I $1, Class R6 $480
73A1/73A2
Class A $0.041, Class C $0.018, Class I $0.049, Class R6 $0.049
74U1/74U2
Class A 10, Class C 10, Class I 15, Class R6 9,767
74V1/74V2
Class A $9.83, Class C $9.82, Class I $9.83, Class R6 $9.83
Series 6
72DD1/72DD2
Class A $0, Class C $0, Class I $0
73A1/73A2
Class A $0.0000, Class C $0.0000, Class I $0.0000
74U1/74U2
Class A 86, Class C 45, Class I 5,316
74V1/74V2
Class A $10.02, Class C $10.00, Class I $10.03
Series 7
72DD1/72DD2
Class A $0, Class C $0, Class I $0
73A1/73A2
Class A $0.0000, Class C $0.0000, Class I $0.0000
74U1/74U2
Class A 10, Class C 10, Class I 480
74V1/74V2
Class A $9.79, Class C $9.78, Class I $9.79